Exhibit 10.15
Memorandum of Sublease

This Memorandum of Sublease set forth in summary form the understanding of the parties hereto and is dated this 21 day of November 2005.

1.	Heritage One, L.L.C., as Landlord and Rocky Mountain Seed and Grain, as Tenant have entered into a Commercial and Industrial Lease dated August 9, 2004, attached hereto as Exhibit "A" for reference.

2.
Under the terms of such Lease, the Tenant may sublease the demised premises in accordance with Section 12 thereof. Such section requires the Landlord to provide in writing its consent for the sublease.

3.	The Tenant desires to sublease the space to High Performance Coatings, .Inc., an Oklahoma corporation doing business in Oklahoma as well as in Utah.

4.	High Performance Coatings, Inc. desires to sublease the space on the same basis as the terms of the original. Lease as set forth herein.

5.	All parties desire to provide a writing that acknowledges the positions of the parties relative to the demised property.

6.
Landlord hereby gives permission and consent for the sublease to High Performance Coatings, Inc., as a subtenant for the space. Landlord is not otherwise releasing, altering or amending the lease, nor is it substituting High Performance Coatings, Inc. as a new primary tenant, simply agreeing to the sublease.

7.
High Performance Coatings, Inc., is subleasing the space on the same terms and conditions as Tenant, including any and 411 changes made by the original lease, and has agreed to pay directly to the Landlord for the period of time that this sublease continues such monthly rentals his are then due and owing under the Lease. The parties hereto acknowledge that High Performance Coatings, Inc. business employs chemicals and solvent, in its coating materials mixing shop. These materials have been deemed hazar ous as defined in Exhibit A; however, the controlled use and storage of these m tteiials shall not be deemed to violate the terms of the Exhibit A.

8.
High Performance Coatings, Inc., agrees):to sublease this space for the duration of the Lease term. Tenant agrees to provide High Performance Coatings, Inc. the right to terminate this sublease on .tune 3p, 2006. High Performance Coatings, Inc agrees to provide the Tenant with written notice dated onn or before April 30, 2006 of such termination intent. High Performance Coatings, Inc. also agrees to provide a $2,022 security deposit to the Landlordd with is fully refundable at the termination of the Sublease,

9.
During the term of the sublease, Tenant has agreed to allow High Performance Coatings, Inc., the reasonable use of the flat bed truck that Tenant is not using in the business operated by Tenant. Such use shall be reasonable and shall not Coatings, Inc. a first right of refusal in the disposition at the same value and terms as Tenant may have with a third party. High Performance Coatings, Inc. shall have 30 days or sooner to exercise such right, otherwise Tenant shall be free to otherwise dispose or transfer these two assets.

10.
Such reasonable use of the truck is not con4idered as rental, or as having value in the application of the language contained in section 12 of the Lease as "increased rental." No additional sums shall be due to Landlord for this use; and right as hereinbefore set forth.

11.
The parties also agree that there are no commissions to be paid by any of the parties in the execution of this sublease other than those that. might be continued from the original agreement between the Landlord and Tenant,

12.	The space shall be used for coating material mixing shop; parts receiving, shipping and storage; and office space.

13.
High Performance Coatings, Inc. agreesto pay Landlord the cost of water usage above and beyond standard monthly usage; Standard monthly water usage will be defined as the combined average monthly water usage for each month over the last 24 months.

14.
Tenant agrees to provide an 18 inch vent through the roof at a location approved by the Tenant and High Performance Coatings, Inc., and Tenant agrees to provide a hose bib with turn-off valve at a locationapproved by the Tenant and High Performance Coatings, Inc., and Tenant agrees to replace existing thermostats for two of the existing space heaters with new thermostats that have an off-on switch.

15.
Tenant agrees to cap the venting hole and remove the hose bib, associated valve and piping if requested by the landlord. High Performance Coatings, Inc. agrees to repair damage to the roof membrane caused by the coating mixing material vented through the roof vent and landing on the roof.  Any roof damage caused by installation or capping venting work due to contractor neglect or poor workmanship will be repaired by the Tenant

16.
The sum of $750 shall be the sum as an allowance that the Tenant agrees to pay for the installation and capping of the 18 inch vent. If the cost of installing and capping the vent exceeds $750, High Perfbrmance Coatingswill pay the reasonable remaining costs not due to sub-contractor error or malfeasance.

17.	The installation and capping of the vent stall be performed by a licensed roofer, and the hose bib, valve and piping installation and re moval'performed by a licensed plumber.,

18.
Notwithstanding the term of the original lease, High Performance Coatings, Inc. may, at its sole option, approach the Landlord,to negotiate anew lease with such terms and conditions as may be appropriate and suitable to the Landlord and High Performance Coatings, Inc.  In the event that such negotiations result in a new lease for space, Tenant agrees to release its claims under the Lease it now has and Landlord agrees to release the Tenant from any continuing liability. Until such time however, Landlord shall continpe to rely solely on the Tenant for performance of any and all terms under the Lease.

19.	The final acceptance of this Sublease is subject to the acquisition of a business license for the space and the associated inspections required by the business license.

Dated the day and date for above-written.

Landlord:	Tenant:
Heritage One, LLC	Rocky Mountain Seed & Grain

By: /s/	By: /s/
Title: Owner, Manager	Title: President

Sub-lessee:

High Performance Coatings, Inc.

By:  /s/ Terry R. Holmes

Title:  President, COO

Memorandum of Sublease

This Memorandum of Sublease set forth in summary form the understanding of the parties hereto and is dated this ___ day of November 2005.

1. Heritage One, L.L.C., as Landlord and Rocky Mountain Seed and Grain, as Tenant have entered into a Commercial and Industrial Lease dated August 9, 2004, attached hereto as Exhibit "A" for reference.

2. Under the terms of such Lease, the Tenant may sublease the demised premises in accordance with Section 12 thereof. Such section requires the Landlord to provide in writing its consent for the sublease.

3. The Tenant desires to sublease the space to High Performance Coatings, Inc., an Oklahoma corporation doing business in Oklahoma as well as in Utah.

4. High Performance Coatings, Inc. desires to sublease the space on the same basis as the terms of the original Lease as set forth herein.

5. All parties desire to provide a writing that acknowledges the positions of the parties relative to the demised property.

6. Landlord hereby gives permission and consent for the sublease to High Performance Coatings, Inc., as a subtenant for the space. Landlord is not otherwise releasing, altering or amending the lease, nor is it substituting High Performance Coatings, Inc. as a new primary tenant, simply agreeing to the sublease.

7. High Performance Coatings, Inc., is subleasing the space on the same terms and conditions as Tenant, including any and all changes made by the original lease, and has agreed to pay directly to the Landlord for the period of time that this sublease continues such monthly rentals as are then due and owing under the Lease. The parties hereto acknowledge that High Performance Coatings, Inc. business employs chemicals and solvents in its coating materials mixing shop. These materials have been deemed hazardous as defined in Exhibit A; however, the controlled use and storage of these materials shall not be deemed to violate the terms of the Exhibit A.

8. High Performance Coatings, Inc., agrees to sublease this space for the duration of the Lease term. Tenant agrees to provide High Performance Coatings, Inc. the right to terminate this sublease on June 30, 2006. High Performance Coatings, Inc agrees to provide the Tenant with written notice dated on or before April 30, 2006 of such termination intent. High Performance Coatings, Inc. also agrees to provide a $2,022 security deposit to the Landlord which is fully refiindable at the termination of the Sublease.

9. During the term of the sublease, Tenant has agreed to allow High Performance Coatings, Inc., the reasonable use of the flat bed thick that Tenant is not using in the business operated by Tenant. Such use shall be reasonable and shall not otherwise interfere with the operations of the Tenant.  In the event that Tenant desires to sell or otherwise transfer its interest in the truck or its forklift it shall give High Performance Coatings, Inc. a first right of refusal in the disposition at the same value and terms as Tenant may have with a third party. High Performance Coatings, Inc. shall have 30 days or sooner to exercise such right, otherwise Tenant shall be free to otherwise dispose or transfer these two assets.

10. Such reasonable use of the truck is not considered as rental, or as having value in the application of the language contained in section 12 of the Lease as "increased rental." No additional sums shall be due to Landlord for this use and right as hereinbefore set forth.

11. The parties also agree that there are no commissions to be paid by any of the parties in the execution of this sublease other than those that might be continued from the original agreement between the Landlord and Tenant.

12. The space shall be used for coating material mixing shop; parts receiving, shipping and storage; and office space.

13. High Performance Coatings, Inc. agrees to pay Landlord the cost of water usage above and beyond standard monthly usage. Standard monthly water usage will be defined as the combined average monthly water usage for each month over the last 24 months.

14. Tenant agrees to provide an 18 inch vent through the roof at a location approved by the Tenant and High Performance Coatings, Inc., and Tenant agrees to provide a hose bib with turn-off valve at a location approved by the Tenant and High Performance Coatings, Inc,, and Tenant agrees to replace existing thermostats for two of the existing space heaters with new thermostats that have an off-on switch.

15. Tenant agrees to cap the venting hole and remove the hose bib, associated valve and piping if requested by the landlord, High Performance Coatings, Inc. agrees to repair damage to the roof membrane caused by the coating mixing material vented through the roof vent and landing on the roof. Any roof damage caused by installation or capping venting work due to contractor neglect or poor workmanship will be repaired by the Tenant

16. The sum of $750 shall be the sum as an allowance that the Tenant agrees to pay for the installation and capping of the 18 inch vent. If the cost of installing and capping the vent exceeds $750, High Performance Coatings will pay the reasonable remaining costs not due to sub-contractor error or malfeasance.

17. The installation and capping of the vent shall be performed by a licensed roofer, and the hose bib, valve and piping installation and removal performed by a licensed plumber..

18. Notwithstanding the term of the original lease, High Performance Coatings, Inc. may, at its sole option, approach the Landlord to negotiate a new lease with such terms and conditions as may be appropriate and suitable to the Landlord and I-iigh Performance Coatings, Inc. In the event that such negotiations result in a new lease for space, Tenant agrees to release its claims under the Lease it now has and Landlord agrees to release the Tenant from any continuing liability, Until such time however, Landlord shall continue to rely solely on the Tenant for performance of any and all terms under the Lease.

19. The final acceptance of this Sublease is subject to the acquisition of a business license for the space and the associated inspections required by the business license.

Dated the day and date for above-written.

Landlord:	Tenant:
Heritage One, LLC	Rocky Mountain Seed & Grain

By: /s/	By: /s/
Title: Owner, Manager	Title: President

Sub-lessee:

High Performance Coatings, Inc.

By:  /s/ Terry R. Holmes
Title:  President, COO

ARMSTRONG
& COMPANY                                          A Professional Corporation

FAX TRANSMITTAL SHEET

Company: HPC

Attn: Cory

Fax #:

From: Heather

Date: 11/17/04                                  Time:

Message:  Lease for UT facility

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Total number of pages (including this cover sheet):           19

CERTIFIED PUBLIC ACCOUNTANTS • AICPA • UACPA • NSTP
4541 So. 700 East • Suite 200 • Salt Lake City, UT 84107 • Phone (801) 263-1040 • Fax (801) 268-6194

COMMERCE CRG

Standard Form

COMMERCIAL AND INDUSTRIAL LEASE

THIS LEASE made and entered into this 9th day of August 2004, by and between HERITAGE ONE, L.L.C., a UTAH LIMITED LIABILITY COMPANY, hereinafter called "Landlord," and ROCKY MOUNTAIN SEED AND GRAIN, hereinafter called "Tenant."

WITNESSETH:

In consideration of the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, it is agreed by the parties hereto as follows:

I. DEFINITIONS:

1.      DEMISED PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all those certain premises hereinafter more fully described, together with the buildings and other improvements thereon, for the term and upon the rental herein set forth. Said demised premises consist more particularly of an area containing approximately 5,490 square feet of a certain project containing approximately 16,470 square feet, situated on a parcel of land in a complex commonly known as 14807 South Heritage Way, Suite B located in Bluffdale, State of Utah. See Exhibit "A" for Site Plan.

Tenant shall have the right to use the common and parking areas jointly with any other tenants of the building. However, this right shall be subject to the exclusive control and management of Landlord. Landlord shall have the right from time to time to establish and modify and enforce reasonable rules and regulations with respect to parking.

2.      PROPORTIONATE SHARE:

As used in Section III, paragraphs 1 (a), 3, 5 and 6 and elsewhere herein, "proportionate share" or "tenant's share" means that fraction. the numerator of which is the number of square feet leased by the Tenant in the project and the denominator which is the number of square feet in the project. each of which is stated in the definition of 'Demised Premises" above.

II. TERM:

TO HAVE AND TO HOLD said premises unto Tenant for a term of three (3) years and one and one-half months beginning August 9. 2004 and ending September 30, 2007.

III. TERMS AND CONDITIONS OF LEASE:

This Lease is made on the following terms and conditions, which are expressly agreed zo by Landlord and Tenant:

1.
RENT: The Tenant agrees to pay as rental to Landlord, at the address specified in this Lease or at such other place Landlord may from time to time designate in writing, the sum ofSEVENTY-TWO THOUSAND SEVEN HUNDRED NINETY-TWO DOLLARS AND NO CENTS ($72,792.00). Said sum to be lawful money of the United States payable as follows: $4,444.00 shall be paid upon the execution of this Lease of which $1,922.00 represents the first month=s base rent and of which $2,122.00 represents the security deposit, and of which $400.00 represents the 2eratmm expenses for the first mouth. The months of August and September 2004 shall §e rent free. Then beginning November 1, 2004, the Tenant shall pay $1,922.00 to the Landlord on the first day of each and every month until September 30, 2005. Then beginning October 1, 2005, the Tenant shall pay $2,022.00 to the Landlord on the first day of each and every month until September 30, 2006. Then beginning October 1, 2006, the Tenant shall pay $2,122.00 to the Landlord on the first day of each and every month until this Lease has expired.

(a)   In addition to Tenant's monthly base rent, Landlord will collect from Tenant its proportionate share of the operating expenses associated with this Park on a monthly basis. The following items are included as operating expenses:

1.	Real estate taxes
2.	Fire and liability insurance
3.	Sweeping and snow removal
4.	Landscaping and ground maintenance
5.	Common utilities and water and sewer charges
6.	HVAC contracts

The estimated cost for 2004 is 8.0 cents per square foot or $400.00 per month. At year end the actual operating costs shall be determined by Landlord and any adjustment in such estimate shall be made with appropriate additional payments by or refunds to Tenant, as appropriate.

(b)   SECURITY DEPOSIT: Tenant contemporaneously with the execution of this lease, has deposited with Landlord the sum of $2,122.00 receipt of which is hereby aclmowledged by Landlord, said deposit being given to secure the faithful performance by the Tenant of all of the terms, covenants and conditions of this lease by the Tenant to be kept and performed during the term hereof. Tenant agrees that if the Tenant shall fail to pay the rent herein reserved promptly when due, said deposit may, at the option of the Landlord (but Landlord shall not be required to) be applied to any rent due and unpaid, and if the Tenant violates any of the other terms, covenants and conditions of this Lease, said deposit shall be applied to any damages suffered.

Nothing contained in this paragraph shall in any way diminish or be construed as waiving any of the Landlord's other remedies as provided herein, or by law. If the security deposit is applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, on the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security deposit to its original amount, and Tenant's failure to do so within fifteen (15) days after receipt of such demand, shall constitute a breach of this lease. Should Tenant comply with all ofthe terms. covenants and conditions of this lease and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, said security deposit shall be returned in full to Tenant at the end of the term of this lease, or upon the earlier termination of this lease pursuant to the provisions hereof, except in the event the demised premises are sold as a result of the exercise of any power of sale under any mortgage or deed oftrust, in which event this lease shall be automatically amended to delete any reference to this paragraph and Tenant shall be entitled to immediate reimbursement of its security deposit from the party then holding said deposit.

   (c)    LATE CHARGES: In the event Tenant fails to pay said rental (including any additional rental due hereunder) within ten (10) days of the due date, a late charge of ten percent (10%) shall be due and payable to Landlord.

   2.           AUTHORIZED USE: Tenant shall use the leased premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: general office and warehousing.

Tenant shall not commit or knowingly permit any waste of the leased premises or use the same for any unlawful purpose. The Tenant will comply with all applicable federal, state and local laws, ordinances and regulations relating to the leased premises and its use and operation by the Tenant.

Tenant agees not to keep, use or permit to be kept or used. on the Leased Premises arty flammable fluids, explosives or any "hazardous substance," "solid waste," or "hazardous waste" as said terms are defined in 42 U.S.C. 9601(14), and 40 C.F.R. 261.1 et seq. without the prior written permission of Landlord.

3.           PAYMENT OF TAXES AND OTHER ASSESSMENTS: Tenant shall pay its proportionate share when they are due of all property taxes, license fees and assessments levied or imposed against the premises or measured by the rent payable hereunder during the term of this Lease or any extension thereof, by Federal, state, nmicipal or other governmental authority; provided, however, that no law or practice postponing the payment of such taxes, assessments or charges until after the termination of this Lease shall relieve Tenant of the obligation to make such payments. Payment of such taxes shall be made by Tenant to Landlord not later than thirty (30) days following the date on which Landlord provides Tenant with written evidence of such taxes in the form of a copy of the tax return or notice. If Tenant fails to pay any of such taxes, charges or other impositions when due. Landlord may pay the same under the provisions of paragraph 1.9, hereinafter set forth. Anything herein to the contrary notwithstanding, if Tenant deems excessive or illegal any such tax or assessment, Tenant may defer payment thereof so long as the validity or the amount thereof is contested by Tenant in good faith, in which case Tenant shall furnish to Landlord a bond, in form reasonably satisfactory to Landlord, in an amount equal to the amount of taxes or assessments so contested, which bond shall guarantee the payment thereof with interest and penalties thereon.

4.           CONDITION OF THE PRENIISES: Tenant accepts the leased premises in the condition they are in at the time of its taking possession to said premises. Tenant agrees, if, during the term of this Lease, Tenant shall change the usual method of conducting Tenant's business on the leased premises, or should Tenant install thereon or therein any new facilities, Tenant will, atthe sole cost and expense of Tenant, make alterations or improvements in or to the demised premises which may be required by reason of any Federal or state law, or by any municipal ordinance, or regulation applicable thereto. Landlord warrants that the building, on date of occupancy, meets all currently applicable Federal, state and municipal laws and ordinances.

5.           TENANT'S PAYMENT FOR PROPERTY INSURANCE: Tenant shall pay its proportionate share of insurance maintained by the Landlord on the leased premises against the perils of fire, the "extended coverages", vandalism and mischief, and all risks to the building as well as coverage for six months rent loss due to business interruption from the covered risks. The amount of insurance coverage shall be in an amount equal to ninety percent (90%) of the replacement value of the premises. Tenant shall be responsible for any damage to premises as a result of forced entry into the leased premises or burglary thereof. Also, Tenant shall maintain insurance coverage for Tenant's personal property, improvements, and alterations to the premises. This insurance shall cover the same risks and shall be for the same percentage of replacement value as the insurance maintained by the Landlord. The proceeds from such insurance shall be used to replace Tenant's personal property and to restore its improvements and alterations. Both Landlord and Tenant shall be named as coinsureds for this coverage maintained by the Tenant. Landlord shall be given thirty (30) days notice prior to cancellation or termination of this insurance policy.

6.           REPAIR AND CARE OF BUILDING AND PAYMENT OF UTILITIES BY TENANT: Tenant shall pay all charges, including but not limited to charges for water, heat, gas, electricity and other public utilities used on the leased premises, including all replacements of light bulbs, tubes, ballasts and starters within a reasonable time after they burn out.

Tenant agrees to keep the interior of the premises and the grounds outside the premises in good condition, and to keep the sidewalks by the premises free from snow and ice, and agrees to pay for all labor, materials and other repairs to the electrical wiring, plumbing, air-conditioning and heating systems. Tenant shall also be responsible to clean and paint the interior of the premises such that it is returned to Landlord in the same condition as received by Tenant, normal wear and tear accepted.

Tenant also agrees to pay its proportionate share for:

1.           Mowing of grass, care of shrubs, and general landscaping, if any;

2.           The cleaning of the exterior of the premises as deemed desirable by the Landlord for maintaining the premises in a clean, attractive and sanitary condition; and

3.           The removal of snow and ice, as may be reasonably possible, from driveways and parking lots.

7.           REPAIR OF BUILDING BY LANDLORD: Landlord agrees for the teen of this Lease, to maintain in good condition and repair any latent defects in the exterior walls, floor joists, and foundations, and to repair any defects in the plumbing, electrical, heating and air-conditioning systems for one year after date of occupancy as well as any damage that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant and, after such notice is so given, Landlord shall have a reasonable time in which to make such repairs.

8.           ALTERATIONS OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES: Tenant may, with written consent of Landlord, which consent shall not be unreasonably withheld or delayed, but at Tenant's sole cost and expense in a good and workmanlike manner, make such alterations and repairs to the leased premises as Tenant may require for the conduct of its business without, however, materially altering the basic character of the building or improvements, or weakening any structure on the demised premises. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of Tenant's business and to install telephone and telephone equipment and wiring, and electrical fixtures, additional lights and wiring and other trade appliances. Any alterations or improvements to the leased premises, including partitions, all electrical fixtures, lights and wiring shall, at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items. Tenant shall do so prior to the expiration of this Lease and repair the premises as described below. Temporary shelves, bins, and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent due hereunder to Landlord shall have been complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves. bins and machinery and repair, in a good workmanlike manner, all damage done to the leased premises by such removal.

9.           ERECTION AND REMOVAL OF SIGNS: Tenant may; if building policy permits, place suitable signs on the leased premises for the purpose of indicating the nature of the business cam ed on by Tenant in said premises; provided, however that such signs shall be in keeping with other signs in the district where the leased premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection. Signs shall be removed prior to the expiration of this lease and any damage to the leased premises caused by installation or removal of signs shall be repaired at expenses of the Tenant. All work shall be completed in a good workmanlike manner,

10.           GLASS: Tenant agrees to immediately replace all glass into the demised premises if broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.

11.           RIGHT OF ENTRY BY LANDLORD: Tenant, shall permit inspection of the demised premises during reasonable business hours by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the demised premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the demised premises that the same are "For Rent" and may show the premises to prospective tenants at reasonable times. Landlord may not, however, thereby unnecessarily interfere with the use of demised premises by Tenant.

12.           ASSIGNMENT AND SUBLETTING: Neither this Lease nor any interest herein may be assigned by Tenant voluntarily or involuntarily, by operation of law, and neither all nor any part of the leased premises shall be sublet by Tenant without the written consent of Landlord first had or otherwise obtained; however, Landlord agrees not to withhold its consent unreasonably for Tenant to sublet the demised premises. In the event the premises should be sublet. as herein provided, at an increased rental, fifty (50%) percent of said increase shall be paid to Landlord by Tenant as additional rental.

13.           DAMAGE OR DESTRUCTION: If the demised premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the premises untenable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e., expenditure of fifty (50%) percent or more of replacement cost of the building or buildings on the demised premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days afterthe occurrence of such damage or destruction. Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on orto the leased premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage, Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

14.           INJURIES AND PROPERTY DAMAGE: Tenant agrees to indemnify and hold harmless Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the demised premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, ware, merchandise or for injury to persons in and upon the premises from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord's representatives or fi-om failure of Landlord to perform its obligation hereunder within a reasonable time after notice in writing by Tenant requiring such performance by Landlord. Tenant shall at all times during the term hereof keep in effect in responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows:

Bodily Injury. $1,000,000.00 each occurrence; Property Damage, 5500,000.00; or in lieu thereof, a combined limit of bodily injury and property damage liability of not less than $1,000.000.00.

Such insurance may, at Tenant's election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of the insurer evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all other claims against the insuring companies, but without subjecting Landlord to any liability or obligation.

15.           SURRENDER OF PREMISES: Tenant agrees to surrender the leased premises at the expiration, or sooner termination, of the term of this Lease, or any extension thereof, in the same condition as when said premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and Tenant shall remove all of its personal property. Tenant agrees to pay a reasonable cleaning charge should it be necessary for Landlord to restore or cause to be restored the premises to the same condition as when said premises were delivered to Tenant.

16.           HOLDOVER: Should the Landlord permit "Tenant to holdover the leased premises or any part thereof, after the expiration of the term, of this Lease; then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-mouth only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect. During the month-to-month tenancy, Tenant agrees to give Landlord thirty (30) days prior written notice of its intent to vacate premises. Tenant agrees to vacate the premises upon thirty (30) days prior written notice from Landlord. The rental for the month-to-month tenancy shall be equal to 150% of the rental payable for the last month of the previous term of this Lease.

17.         QUIET ENJOYMENT: If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof. Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised premises throughout the terms of this Lease.

18.           WAIVER OF COVENANTS: The failure of any party to enforce the provisions of this Lease shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived, regardless of a party's knowledge of a breach hereunder.

19.           DEFAULT: If Tenant shall make default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, Landlord may, at its option, after fifteen (15) days prior notice to Tenant, make performance for Tenant and for the purpose advance such amounts as may be necessary. Any amounts so advanced, or any expense incurred, or stun of money paid by Landlord by reason of the failure of Tenant to comply with any covenant agreement, obligation or provision of this Lease, or in defending any action to which Landlord may be subjected by reason of any such failure for any reason of this Lease, shall be deemed to be additional rent for the leased premises and shall be due and payable to Landlord on demand. The acceptance by Landlord of any installment of fixed rent, or of any additional rent due under this or any other paragraph of this lease, shall not be a waiver of any other rent then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease. Interest shall be paid to Landlord on all sums advanced by Landlord at an annual interest rate of 2% over the prime rate charged by WELLS FARGO BANK.

If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of fifteen (15) days after notice, then Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term of this Lease and Tenant shall quit and surrender the leased premises.

20.           DEFAULT IN RENT, INSOLVENCY OF TENANT: If Tenant shall make default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of ten (10) days, after written notice to Tenant, or if the leased premises or any part thereof shall be abandoned or vacated or if Tenant shall be legally dismissed there from by or under any authority other than Landlord, or if Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the leased premises or if any proceedings shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord may elect to reenter, as herein provided, or Landlord may take possession pursuant to this Lease and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said premises. Upon each subletting, Tenant shall he immediately liable for and shall pay to Landlord, in addition to any indebtedness due hereunder, the costs and expenses of such reletting including advertising costs, brokerages fees, any reasonable attorney's fees incurred and the cost of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such reletting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the premises for said period by such reletting. If Tenant has been credited with any rent to be received by such reletting and such rents shall not be promptly paid to Landlord by the new Tenant, such deficiency shall be calculated and paid monthly by Tenant. No such re-entry or taking possession of the premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless the termination thereof be decreed by a court of competent jurisdiction or stated specifically by the Landlord in writing addressed to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the premises including attorney's fees, court costs, and storage charges and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then chargeable rent on the premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In no event. shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

21.           ENFORCEMENT: In the event either party shall enforce the terms of this Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including a reasonable attorney's fee.

22.           FAILURE TO PERFORM COVENANT: Any failure on the part of either party to this Lease to perform any obligations hereunder, other than Tenant's obligation to pay rent, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

23.           RIGHTS OF SUCCESSORS AND ASSIGNS: The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distnbutees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest except as expressly otherwise hereinabove provided.

24.           TIME: Time is of the essence of this Lease and every term, covenant and condition herein contained.

25.           LIENS: Tenant agrees not to permit any lien for monies owing by Tenant to remain against the leased premises for a period of more than thirty (30) days following discovery of the same by Tenant; provided, however, that nothing herein contained shall prevent Tenant, in good faith and for good cause from contesting the claim or claims of any person, firm or corporation growing out of Tenant's operation of the demised premises or costs of improvements by Tenant on the said premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided shall not be a violation of this Lease or any covenant thereof, Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation so to do) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the leased premise which Tenant is obligated hereunder to pay and which may or might become a lien on said premises. Tenant agrees to repay any sum so paid by Landlord upon demand therefore, as provided for in paragraph 19 herein.

26.           CONSTRUCTION OF LEASE: Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

27.           SUBORDINATION: Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof whenever made or recorded. However, Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground Landlord, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Least shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

28.           ATTORNMENT: If Landlord's interest in the Property is acquired by any ground Landlord, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

29.           SIGNING OF DOCUMENTS: Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attorrunent or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground Landlord, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord. or any transferee or successor of Landlord. the attorney-in-fact of Tenant to execute and deliver anv such instrument or document.

30.           ESTOPPEL CERTIFICATES:

(a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) that the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Property is or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

31.           TENANT'S FINANCIAL CONDITION: Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

32.           PARAGRAPH HEADINGS: The paragraph headings as to the contents of particular paragraphs herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

33.           NOTICES: It is agreed that all notices required or permitted to be given hereunder, or for purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by a communication in writing by United States mail, postage prepaid and certified and addressed as follows.

If to Landlord, at the following address:	Heritage One, L.L.C.
3160 East Deer Hollow
Sandy, Utah 84092
Attn: Ooma Menlove
(801) 944-8588

If to Tenant, at the following address:

Rocky Mountain Seed and Grain
15178 South Mountainside Drive
Bluffdale, Utah 84065
(801) 541-6249 (cell)

34.           COMMISSIONS: Landlord acknowledges the services of COMMERCE CRG as Real Estate Broker in this transaction and in consideration of the effort of said Broker in obtaining Tenant herein, does hereby agree to pay to said broker for services rendered, commissions on the rental of the demised premises at the rate specified and in accordance with Exhibit "D" annexed to Landlord's copy of this Lease and made a part hereof. Said Broker shall be entitled to its commission regardless of whether or not the premises are taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof.

35.           GOVERNING LAW: The terms of this Agreement shall be governed by and construed in accordance with Utah law.

36.           DOCUMENTATION: The parties hereto agree to execute such additional documentation as may be necessary or desirable to carry out the intent of this Agreement.

37.           CONTINGENCY REGARDING USE. This Lease is contingent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations, which would prohibit Tenant from using the above described premises for the purposes described herein.

38.           INDEMNIFICATION OF LANDLORD: Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, shall hold Landlord exempt and harmless from any damage or injury to any person, or the goods, wares and merchandise of any person, arising from the use of the premises by Tenant, or from the failure of the Tenant to keep the premises in good condition and repair, as herein provided.

39.           EMINENT DOMAIN: If at any time during the term of this Lease the entire premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority. If all or any substantial portion of the premises shall be taken, Landlord may terminate this Lease at its option, by giving Tenant written notice of such termination within thirty (30) days of such taking. If all or a portion of the premises taken are so substantial that Tenants use of the premises is substantially impaired, Tenant may terminate this Lease pursuant to this Article. Unless terminated as herein provided for, this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the premises so taken bears to the total premises. Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such taking. Nothing in this Article shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant's business.

40.           REPRESENTATION REGARDING AUTHORITY: The persons who have executed this Lease represent and warrant that they are duly authorized to execute this Lease in their individual or representative capacity as indicated.

41.           ENTIRE AGREEMENT: This Lease constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written agreement executed by all of the parties hereto.

42.           REVIEW OF DOCUMENTS: The parties hereto represent that they have read and understand the terms of this Lease, and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

43.           KEYS & LOCKS: Tenant, upon the termination of the Tenancy, shall deliver to the Landlord all the keys to the offices, rooms and restrooms which have been furnished to the Tenant.

44.           AUCTION, FIRE OR BANKRUPTCY SALE: Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the premises.

45.           CARPETING DAMAGE AND CHAIRMATS: Tenant agrees to be responsible for the replacement of carpeting in the demised premises if same shall be damaged by burning, or stains resulting from spilling anything on said carpet, reasonable wear and tear accepted. Tenant further agrees to use "chairmat" under all chairs used with desks.

46.           MEDIATION AND ARBI'1 RATION, If any dispute or claim in law or equity arises out of this Lease. Tenant and Landlord agree in good faith to attempt to settle such dispute or claim by mediation under the Commercial Mediation rules ofthe American Arbitration Association. If such mediation is not successful in resolving such dispute or claim, then such dispute or claim shall be decided by neutral binding arbitration before a single arbitrator in accordance with the Commercial Arbitration rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator maybe entered in any court having jurisdiction thereof However, this paragraph does not apply to disputes or claims arising under Section 78, Chapter 36, of the Utah Code.

47.           AGENCY DISCLOSURE: At the signing of this Agreement the listing agent, Travis Healey/Commerce CRG represents (X) Landlord ( ) Tenant, and the selling agent, Travis Healey/Commerce represents ( ) Landlord (X) Tenant. Landlord and Tenant confirm that prior to signing this Agreement written disclosure of the agency relationship(s) was provided to him/her.
(    ) Landlord's initials
(    )Tenant's initials

48.           ACCEPTANCE: This lease must be accepted by all parties on or before August 10, 2004.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

TENANT:	LANDLORD:
ROCKY MOUNTAIN SEED & GRAIN	HERITAGE ONE, L.L.C., a UTAH LIMITED LIABILITY COMPANY
BY: /s/	BY: /s/
TITLE:	TITLE:

I, personally and severally, guarantee the terms and conditions of the foregoing Lease.

/s/ Ray Hardy
Ray Hardy, personally